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                                                                   EXHIBIT 10.77

                             TERMINATION AGREEMENT
                           AND FULL AND FINAL RELEASE

     Carrington Laboratories, Inc. ("Carrington") and Terry Nida ("Nida") hereby agree upon a compromise and full and final settlement of all issues and disputes between them on the terms set forth below:

     1.  Salary and Benefits.  In accordance with Carrington's existing
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policies, Nida has received or will receive the following pay and benefits regardless of whether he enters into this Agreement: (i) payment of Nida's regular base salary through August 18, 1995 less all normal withholdings; (ii) payment for all accrued and unused vacation leave through August 18, 1995, less all normal withholdings. In addition, Carrington will settle promptly all authorized reimbursable business expenses, if any, when Nida has submitted appropriate documentation to Carrington.

     2.  Special Separation Benefits.  In consideration of the General Release,
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Nondisparagement, and Confidentiality Obligations provisions of this Agreement, and contingent upon Nida's acceptance of the terms of this Agreement, Carrington offers to continue to employ Nida as an inactive employee at a salary rate of $12,500.00 per month, payable in accordance with its normal payroll practices and subject to normal withholdings, from August 18, 1995, until October 31, 1995 which shall be called the Employment Termination Date. The period from August 18, 1995, through the Employment Termination Date is hereinafter referred to as the "Inactive Period."

     3.  Employee Benefit Plans.  In consideration of the General Release,
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Nondisparagement, and Confidentiality Obligations provisions of this Agreement, and contingent upon Nida's acceptance of the terms of this Agreement, Carrington offers to continue Nida's eligibility to participate in any group insurance or stock purchase plans offered by Carrington, subject to the terms of each such plan and provided he timely pays any cost that he would be required as an employee to pay in connection therewith, until the Employment Termination Date. Unless earlier terminated in accordance with the terms of any such plan, Nida's participation in all such plans shall terminate on the Employment Termination Date, except to the extent (if any) that he is entitled, and elects, to continue insurance coverage thereafter at his own expense pursuant to the Consolidated Omnibus Budget Reconciliation Act.

     4.  Services.  During the Inactive Period and, if any, the Consulting
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Period, Nida agrees to make himself available to Carrington and to perform for
Carrington upon reasonable request by Carrington, services (hereinafter referred to as the "Services"). The Services shall include such services as Nida performed for Carrington as Vice President of Marketing and Sales.

     5.  Authority.  After August 18, 1995, Nida has not been and will not be
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obligated or authorized, and has not held himself out and shall not hold himself out as being authorized, to make any representations, enter into any contracts, commitments, or obligations, or perform any other acts of any kind whatsoever on behalf of Carrington. Nida also has not been and will not be authorized to hold himself out as an agent or active employee of Carrington after August 18, 1995.

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     6.  General Release. Nida and his family members, heirs, successors, and
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assigns (hereinafter referred to collectively as the "Releasing Parties") hereby release, acquit, and forever discharge Carrington and its shareholders, officers, directors, fiduciaries, agents, servants, employees, representatives, attorneys, insurers, successors, and assigns (hereinafter referred to collectively as the "Released Parties") from any and all claims, demands, and causes of action of every kind and character, whether vicarious, derivative, or direct, that any of the Releasing Parties now has or may hereafter have or assert against any or all of the Released Parties growing out of, resulting from, or connected in any way with Nida's employment or the termination of his employment with Carrington, including but not limited to any and all claims for damages (actual, exemplary, liquidated, or unliquidated), back pay, future pay, deferred compensation, bonuses, commissions, severance payments, vacation and leave benefits, unreimbursed business expenses, overtime compensation, reinstatement or priority placement, past and future medical or other employee benefits for Nida or his dependents, employee retirement benefits, contributions to company-sponsored 401(k) plans (except as presently vested in any savings plan sponsored by Carrington in which Nida is a participant), medical and counseling costs, injunctive relief, declaratory relief, attorney's fees, costs of court, disbursements, interest, or any other form whatsoever of legal or equitable relief to which any of the Releasing Parties claims or might claim entitlement as a result of any alleged act or omission of any of the Released Parties, including but not limited to any alleged unlawful age discrimination or any other form of unlawful employment discrimination, retaliation, wrongful termination, breach of contract (express or implied), tortious interference with contract, promissory estoppel, detrimental reliance, negligent or intentional infliction of emotional distress, negligent hiring and supervision, assault, battery, defamation of character, any alleged act of harassment or intimidation, negligent or intentional misrepresentation or fraud, invasion of privacy, or any other intentional or negligent tort, or any alleged violation of the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Texas Commission on Human Rights Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the public policy of the United States, the State of Texas, or any other state, or any other federal or state statutory or common law, or any other alleged adverse employment action by any of the Released Parties, and all other loss, expense, or detriment of every kind and character, whether past or future, that any of the Releasing Parties may have sustained or may hereafter sustain by reason of any act or omission of any of the Released Parties growing out of, resulting from, or connected in any way with Nida's employment or the termination of his employment with Carrington. This general release does not apply to any rights or claims that may arise after the date this Agreement is executed by Nida.

     7.  Nondisparagement   Nida shall not make any statements, orally or in
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writing, or engage in any other acts that would directly or indirectly cause any harm or damage to Carrington or any of the other Released Parties.

     8.   Confidentiality Obligations.  Nida acknowledges and confirms all
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agreements and obligations, including the obligation of confidentiality, set forth in that certain Employee's Confidentiality and Invention Agreement by and between Carrington and Nida, which is attached as Appendix A, and shall be executed in conjunction with this agreement. In addition, Nida agrees that the terms of this Agreement shall be and remain confidential, and shall not be disclosed by him to any person other than his spouse, attorney, and accountant or tax return preparer if such persons

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have agreed to keep such information confidential, and except as may be required by law or judicial process.

     9.  Effect of Breach.  Nida acknowledges and agrees that should he or any
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of the other Releasing Parties breach any of their obligations set forth in this
Agreement, (i) Carrington will have no further obligation to comply with its undertakings in Sections 3 or 4 hereof, but that all of the other provisions of this Agreement shall remain in full force and effect; (ii) Nida may be required to repay any payments made to him and reimburse Carrington for any payments made on his behalf or for his benefit pursuant to Sections 3 or 4 hereof; (iii) the Releasing Parties also may be liable for any of the Released Parties' damages caused by the breach, including without limitation their costs and attorney's fees incurred in defending claims brought in breach of this Agreement or bringing claims to enforce this Agreement.

     10.  Effect and Use of Agreement.  Nida agrees that this Agreement does not
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in any manner constitute an admission of liability or wrongdoing on the part of
Carrington or any of the other Released Parties, but that Carrington expressly denies any such liability or wrongdoing and enters into this Agreement in compromise and settlement of a disputed claim for the sole purpose of avoiding trouble, litigation and expense. Nida further agrees that, except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceeding as an admission of any kind by Carrington or any of the other Released Parties.

     11.  Representation Regarding Certain Laws.  Nida understands and
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acknowledges that various state and federal laws (including the Age
Discrimination in Employment Act of 1967) prohibit discrimination in employment based on sex, race, age, color, national origin, religion, disability, citizenship and veteran status, and that the law also prohibits breach of contract (express or implied) and intentional or negligent tortious conduct.

     12.  Effective Period of Offer.  Carrington's offer of the terms set forth
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in this Agreement will expire at midnight on the twenty-first day following the date of Carrington's execution of this Agreement, i.e., on September 8, 1995.
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Nida may accept this offer at any time before such expiration by executing this
Agreement and returning it to Carrington.

     13.  Effective Date of Agreement.  This Agreement will become effective and
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enforceable seven (7) days after Nida's execution and delivery to Carrington of this Agreement (the "Effective Date"). At any time before the Effective Date, Nida may revoke his acceptance of this Agreement.

     14.  Consultation With An Attorney.  Carrington hereby advises Nida to
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consult an attorney before executing this Agreement.

     15.  Representation Regarding Meaning and Execution of Agreement.  Nida
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further acknowledges and represents that he has read this Agreement, that he has had the opportunity to have this Agreement read and explained to him by his attorney, that he fully understands the meaning and effect of his action in executing this Agreement, and that his execution of this Agreement is knowing and voluntary.

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     16.  Miscellaneous.  Nida and Carrington agree that this Agreement and the
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Confidentiality Agreement (a) contain and constitute the entire understanding and agreement between them regarding the subject matter hereof; (b) contain captions and definitions that are included only for convenience of reference and are not intended and shall not be construed to change the express provisions of this Agreement; (c) supersede and cancel any previous negotiations, agreements, commitments and writings regarding the subject matter of this Agreement; (d) may not be released, discharged, abandoned, supplemented, changed or modified in any manner except by a writing of concurrent or subsequent date signed by both parties hereto; (e) are binding on and shall inure to the benefit of Nida, his heirs, successors and assigns, and Carrington and its successors and assigns, and that the terms of Section 6 hereof shall inure to the benefit of all of the Released Parties; and (f) shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States. Nida and Carrington further agree that (i) if any provision of this Agreement is held to be unenforceable, such provision shall be considered to be separate, distinct, and severable from the remaining provisions of this Agreement and shall not affect the validity or enforceability of such remaining provisions, all of which shall remain in full force and effect; and (ii) if any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

     SIGNED on the dates shown below.

                                       CARRINGTON LABORATORIES, INC.



Dated: August 18, 1995                 By:
                                          _____________________________________
                                          Dr. Carlton E. Turner
                                          President and CEO



Dated:  _____________, 1995
                                          _____________________________________
                                          Terry Nida

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